UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934

FILED BY THE REGISTRANT FILED BY A PARTY OTHER THAN THE REGISTRANT

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         TIENS BIOTECH GROUP (USA), INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

________________________________________________________________________________
(2)  Aggregate number of securities to which transaction applies:

________________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
(4)  Proposed maximum aggregate value of transaction:

________________________________________________________________________________
(5)  Total fee paid:

________________________________________________________________________________

[_]  Fee previously paid with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

________________________________________________________________________________
(2)  Form, Schedule or Registration Statement No.:

________________________________________________________________________________
(3)  Filing Party:

________________________________________________________________________________
(4)  Date Filed:

________________________________________________________________________________

                         TIENS BIOTECH GROUP (USA), INC.
                ------------------------------------------------
                           NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS
                         to be held on December 16, 2005
                ------------------------------------------------


TO OUR STOCKHOLDERS:

         PLEASE TAKE NOTICE that the annual meeting of stockholders (the "Annual Meeting") of Tiens Biotech Group (USA), Inc. (the "Company"), will be held at the Company's Tianjin, China offices at No. 6, Yuanquan Road, Wuqing New-Tech Industrial Park, Tianjin, China 301700, on December 16, 2005, at 9:00 a.m., local time, for the following purposes:

1. To elect seven directors to hold office for the term specified in the proxy statement or until their successors are elected and qualified; and

2. To ratify the appointment of Moore Stephens Frazer and Torbet, LLP, independent public accountants, as the auditor of the Company for the year 2005.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment.

         The Board of Directors has fixed the close of business on November 1, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment. A proxy statement, which describes the foregoing proposals and a form of proxy accompany this notice.


                                 By Order of the Board of Directors

                                 /s/ Jinyuan Li

                                 Chairman, Chief Executive Officer and President

Dated: November 16, 2005

                                    IMPORTANT

Whether or not you expect to attend the Annual Meeting, please execute the accompanying proxy and return it promptly in the enclosed reply envelope, which requires no postage. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting. Also, whether or not you grant a proxy, you may vote in person if you attend the Annual Meeting.

                         TIENS BIOTECH GROUP (USA), INC.
                ------------------------------------------------
                                 PROXY STATEMENT
                         Annual Meeting of Stockholders
                         to be held on December 16, 2005

                              SOLICITATION OF PROXY
                ------------------------------------------------

         The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Tiens Biotech Group (USA), Inc. (the "Company"), for use at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held at the Company's Tianjin, China offices, located at No. 6, Yuanquan Road, Wuqing New-Tech Industrial Park, Tianjin, China 301700, on December 16, 2005, at 9:00 a.m., local time, and at any adjournment. In addition to mail, proxies may be solicited by personal interview, telephone or telegraph by the Company's officers, directors and other employees, without additional compensation. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse them at the rates suggested by the American Stock Exchange. The Company will bear the cost of solicitation of proxies, which are expected to be nominal. The Board has set November 1, 2005 as the record date (the "Record Date") to determine those holders of record of common stock, par value $.001 per share (the "Common Stock"), who are entitled to notice of, and to vote at the Annual Meeting. On or about November 16, 2005, the Company's 2004 Annual Report, including financial statements, this Proxy Statement and the proxy card (the "Proxy Card" or "Proxy") are being mailed to stockholders of record as of the close of business on the Record Date.

         If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such instructions. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted "FOR" Proposals No. 1 and No. 2.

Outstanding Voting Securities

         Only stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 71,333,586 shares of Common Stock outstanding. Stockholders are entitled to one vote for each share of Common Stock they hold of record.

         If a quorum is present, in person or by proxy, all elections for Directors shall be decided by a plurality of the votes cast in respect thereof. If no voting direction is indicated on the proxy cards, the shares will be considered votes for the nominees. Stockholders entitled to vote for the election of Directors can withhold authority to vote for all nominees for Directors or can withhold authority to vote for certain nominees for Directors.

         Abstentions may be specified on all proposals submitted to a stockholder vote other than the election of Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. Abstentions on the Company's proposal to ratify the appointment of the independent auditors will not have any effect for or against such proposal.

         Brokers holding shares of the Company's Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors and the ratification of the appointment of the independent auditors. If a broker submits a proxy but does not have authority to vote a customer's shares on such proposal ("broker non-votes") on any non-routine proposal, the broker would not be considered entitled to vote on that proposal and will, therefore, have no legal effect on the vote of that particular matter.

How You Can Vote

         You may vote your shares by signing the enclosed proxy or voting instruction card and returning it in a timely manner. Please mark the appropriate boxes on the card and sign, date and return the card promptly. A postage-paid return envelope is enclosed for your convenience.

         Execution   of  the   accompanying   proxy   card  will  not  affect  a
stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted or by attending the Annual Meeting and electing to vote in person.

                            SECURITY OWNERSHIP TABLE

         The following table sets forth information with respect to the beneficial ownership of shares of common stock as of October 31, 2005: o each person or entity who is known by the Company to beneficially own five percent or more of the common stock; o each director and executive officer of the Company; and o all directors and executive officers of the Company as a group.

Name of Beneficial Owner (1)             Number of Shares            Percent
----------------------------------  --------------------------  ----------------
Jinyuan Li                                  65,835,000                92.29%

Wenjun Jiao                                  665,000                    *

Yupeng Yan                                   665,000                    *

Ping Bai                                     665,000                    *

Socorro Maria Quintero                          --                      --

Howard R. Balloch                               --                      --

Gilbert D. Raker                                --                      --

All Directors and Executive                 67,830,000                95.1%
Officers as a Group (7 persons)

--------------------
* Less than one percent.

(1) Unless otherwise indicated, the address for each named individual or group is c/o Tiens Biotech Group (USA), Inc., No. 6, Yuanquan Road, Wuqing New-Tech Industrial Park, Tianjin, China 301700.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options, warrants or convertible securities (in any case, the "Currently Exercisable Options"). Each beneficial owner's percentage ownership is determined by assuming that the Currently Exercisable Options that are held by such person (but not those held by any other person) have been exercised and converted.

                                 Proposal No. 1.

                           Election of Seven Directors

         Seven directors will be elected at the Annual Meeting to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified. If any nominee is unable to serve, which the Board has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee. The seven nominees for election as directors to serve until the next Annual Meeting are Jinyuan Li, Wenjun Jiao, Yupeng Yan, Ping Bai, Socorro M. Quintero, Howard R. Balloch, and Gilbert D. Raker.

Directors, Executive Officers and Key Employees of the Company

         Set forth below are the names of the directors, executive officers and key employees of the Company as of October 31, 2005.

Name                    Age    Position
Jinyuan Li              47     Chairman, Chief Executive Officer, President and
                               Director
Wenjun Jiao             41     Chief Financial Officer and Director
Yupeng Yan              42     Executive Vice President and Director
Ping Bai                35     Executive Assistant to the President and Director
Socorro M. Quintero     53     Independent Director
Howard R. Balloch       54     Independent Director
Gilbert D. Raker        62     Independent Director

         None of the Company's directors and officers was selected pursuant to any agreement or understanding with any other person. There is no family relationship between any director or executive officer and any other director or executive officer.

Business Experience

Jinyuan Li

Mr. Li has served as the Chairman of the Board and a Director since August 2003. Mr. Li is also the President and founder of the Company. Mr. Li has 14 years of experience in the petroleum and plastics industries. He holds a number of leadership positions in government and social associations, including as commissioner of the Tianjin Political Consultative Conference; Standing Director of China Entrepreneur's National Council; Executive Commissioner of All-China Federation of Industry and Commerce; Vice President of Chinese Bioengineering Association; and Vice president of Chinese Healthcare Association. Mr. Li was elected as one of the Top Ten Most Outstanding Talents in the Greater China Area; one of the Ten Most Popular Personages, by China Economic Forum Among the High-Ranking; Excellent Entrepreneur, by the Organization Committee of the Second Chinese Entrepreneur Forum in 2003, and as the Most Creative Chinese Businessman of Asia in 2004. Mr. Li holds a MBA degree from Nankai University.

Wenjun Jiao

Mr. Jiao has served as the Chief Financial Officer of the Company since August 2003. Prior to that, Mr. Jiao served as the Chief Financial Officer of Tianjin Tianshi Biological Development Co. Ltd., our operating subsidiary, since May 2001, and as Chief Accountant at Xincheng Accounting Firm from November 1997 until April 2001. Mr. Jiao holds a Doctorate Degree in Accounting from Tianjin University of Finance and Economics and a Master Degree of Business
Administration from Oklahoma University. Mr. Jiao is a Certified Public Accountant in China.

Yupeng Yan

Mr. Yan has served as Executive Vice-President of Human Resources and Administration of the Company since August 2003. Prior to that, Mr. Yan served as Vice-President of Tianshi Group Co., Ltd., an affiliate of the Company through common ownership, from 1996 to 2002. Mr. Yan currently holds a number of leadership positions including, CEO of Tianshi International Marketing Group, Vice-Dean of Tianshi Occupational Technique Institute, and Vice-Chairman of
Tianshi Science and Technique Association. Mr. Yan was elected as one of the Chinese Ten Outstanding Professional Managers in 2004. Mr. Yan received an Executive Masters of Business Administration Degree from Nankai University in July 2004.

Ping Bai

Ms. Bai has served as the Executive Assistant to the President of the Company since August 2003. She held a similar position with Tianjin Tianshi Biological Development Co. Ltd. prior to that. Ms. Bai served as the Regional Sales Manager for the North China Region in Sinar Mas Group from March 1998 until April 2001. Ms. Bai has experience in international public relationship, management of modern enterprises and strategic management of human resources.

Socorro M. Quintero

Dr. Quintero serves as a director of the Company. Dr. Quintero is an Associate Professor of Finance at Oklahoma City University's Meinders School of Business ("OCU"). Prior to joining OCU in 1993, she served as Assistant Professor of Finance at the University of South Florida. Dr. Quintero has extensive work experience in various industrial engineering capacities and management levels while working for Atlantic Steel Company, Abbott Laboratories and Levi Strauss & Co. She received a Bachelor of Science in Physics degree from the University of the Philippines, a Master of Science in Industrial Engineering degree from the Georgia Institute of Technology, and a Doctorate degree in Finance from the University of Texas at Austin.

Gilbert D. Raker

Mr. Raker serves as a director of the Company, and has served as the President, Chief Executive Officer and Chairman of the Board of SEMX Corporation (NASDAQ:
SEMX) since 1988. SEMX Corporation manufactures materials and components used in the microelectronic circuitry, primarily for the automotive, consumer electronics, defense, medical and aerospace industries. Prior to 1988, Mr. Raker worked at two private equity investment firms and was employed as the Chief Financial Officer of two New York Stock Exchange listed companies and several private companies. Mr. Raker received his Bachelor of Science degree in Chemistry from Eastern University and his Master of Business Administration degree in Production Management from Syracuse University.

Howard R. Balloch

Mr. Balloch serves as a director of the Company, and has been the President and Chief Executive Officer of the Canada China Business Council since 2001. In addition, Mr. Balloch served as the Canadian ambassador to the People's Republic of China between 1996 and 2001. Mr. Balloch currently serves on the board of directors of the following companies: Magic Lantern Group (AMEX: GML), Zi Corporation (NASDAQ: ZICA), Oztime Media, a wholly-owned subsidiary of Zi
Corporation, Ivanhoe Energy (NASDAQ: IVAN), Maple Leaf Education Holding and Capital Club, Beijing. Mr. Balloch is the founder and President of The Balloch Group, an investment advisory and merchant banking firm located in Beijing, China. He currently serves as an Adjunct Professor of International Business at the University of British Columbia. Mr. Balloch received his Bachelor of Arts and Master of Arts degrees from McGill University.

The Board recommends a vote FOR the slate of director nominees. The vote of a plurality of shares, present in person or represented by proxy at the Annual Meeting and entitled to vote, is required to elect each of the Directors.

                          BOARD AND COMMITTEE MEETINGS

         The Board has responsibility for establishing the Company's corporate policies and overseeing the Company's overall performance, although it is not involved in day-to-day operating details. The Board meets regularly throughout the year, including at its annual organization meeting, following the annual meeting of stockholders, to review significant developments affecting the Company and to act upon matters requiring Board approval. It also holds special meetings from time to time when matters requiring Board action arise between scheduled meetings. The Board held five meetings during fiscal 2004. No director attended fewer than 75% of the meetings of the aggregate Board and the total number of meetings held by all committees of the Board on which he or she served.

         The Board has determined that directors Socorro M. Quintero, Gilbert D. Raker and Howard R. Balloch are all considered "independent" under Section 121(A) of the listing standards of the American Stock Exchange ("AMEX") and the requirements of the Securities and Exchange Commission ("SEC"). The remaining four members of the Board do not satisfy these "independence" definitions. The ownership by Mr. Jinyuan Li, the Company's President and Chief Executive Officer, of more than 50% of the Company's voting stock makes it a "controlled company" to which AMEX rules requiring a majority of the directors to be independent and relating to executive compensation and board nominations need not apply.

         The Board has an Audit Committee, a Compensation Committee and a Governance Committee. The Board does not have a Nominating Committee. The entire Board assumes the duties that would be delegated to a Nominating Committee. The Company encourages but does not have a policy with regard to Board members' attendance at annual meetings of stockholders. The Company held an annual meeting of stockholders on November 17, 2004. Messrs. Jinyaun Li, Wenjun Jiao and Yupeng Yan and Ms. Socorro Quintero attended that meeting.

Compensation Committee

         The Board's Compensation Committee members are Messrs. Gilbert D. Raker, Wenjun Jiao, Yupeng Yan and Ms. Ping Bai. The Compensation Committee is responsible for reviewing compensation policies applicable to officers and key employers and making recommendations to the Board. Messrs. Wenjun Jiao and Yupeng Yan and Ms. Ping Bai are not "independent" directors. The Compensation Committee did not hold any meetings in 2004. The Compensation Committee has not adopted a written charter governing its duties with respect to executive compensation.

Governance Committee

         The members of the Governance Committee are Messrs. Howard R. Balloch and Yupeng Yan, and Ms. Ping Bai. The Governance Committee has constructed a Code of Ethics, by which the Company's officers and its senior executives are governed. The Governance Committee did not hold any meetings in 2004.

Nominations by Stockholders

         The Board accepts stockholders' director nominations. Pursuant to the terms of the Company's bylaws, such nominations must be in writing and set forth
(i) the name and address of the person nominated, (ii) the name and address of the nominator, (iii) the number of shares of each class of capital stock of the Company that the nominator owns, (iv) the name and address of each other stockholder, if any, with whom the nominator is acting in concert, and (v) and the number of shares beneficially owned by each such stockholder. The nominator must also submit in writing (i) the information with respect to each such proposed nominee that would be required to be provided in a proxy statement prepared in accordance with Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) a notarized affidavit executed by each such proposed nominee to the effect that, if elected, he/she will serve and he/she is eligible for election. To be timely delivered in connection with an annual meeting, the notice must be delivered to or mailed and received by the Secretary of the Company at the Company's principal executive offices not less than 90 days nor more than 180 days before the date of the current year's annual meeting. To be timely delivered in connection with any election of a director at a special meeting of the stockholders, the notice must be delivered to or mailed and received by the Secretary of the Company at the Company's principal executive offices not later than ten (10) days after the date that notice of the special meeting was mailed, or public disclosure of the special meeting was made, whichever occurred first. Within 30 days after the nominator has submitted the materials, the Secretary must determine whether the evidence submitted is reasonably satisfactory and must notify the nominator in writing of the determination. If the Secretary finds that such evidence is not reasonably satisfactory, or if the nominator fails to submit the requisite information in the form or within the time indicated, the Board will not consider the nomination.

         The Board does not have a formal policy on board candidate qualifications. The Board may consider those factors it deems appropriate in evaluating director nominees made either by the Board or stockholders, including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, the directors evaluate the entirety of each candidate's credentials and do not have any specific minimum qualifications that must be met. The directors will consider candidates from any reasonable source, including current Board members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation.

Audit Committee

         The Audit Committee operates under a formal charter in accordance with applicable laws and stock exchange rules. The charter has been approved and adopted by the Board and is reviewed and reassessed annually by the Audit Committee. The charter sets forth the responsibilities, authority, and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the Company's independent auditors and management. A copy of the Audit Committee charter was attached as Appendix 1 to the Company's proxy statement for its annual meeting held on November 17, 2004.

         The Audit Committee members are Ms. Socorro Maria Quintero and Messrs. Howard R. Balloch and Gilbert D. Raker, each of whom is independent as defined under Section 121(A) of the American Stock Exchange listing standards currently in effect. None of the Audit Committee members is a current officer or employee of the Company or any of its affiliates.

         The Board has determined that Ms. Socorro Quintero, Chairman of the Audit Committee, and Mr. Gilbert D. Raker each qualify as an "audit committee financial expert" under the Securities and Exchanges Commission's definition. The Audit Committee met seven times during fiscal 2004.

         The Audit Committee recommends engagement of the auditors, approves services performed by the auditors, and assists the full Board in fulfilling its oversight responsibilities with respect to the integrity of financial statements and other financial information. Management prepares the financial statements and establishes the system of internal control.

         The disclosure in the Audit Committee Report below does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of the Company's other filings under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference therein.

Audit Committee Report

         As part of its oversight responsibility, the Audit Committee reviewed and discussed the financial statements with management and the Company's independent auditor, Moore Stephens Wurth Frazer and Torbet, including a discussion about the quality and appropriateness, not just acceptability, of accounting principles applied in the company's financial statement, for the year ended December 31, 2004. The independent auditor has the responsibility for expressing an opinion on the conformity of the annual financial statements with US GAAP. The Audit Committee reviewed with the independent auditor its judgments as to the acceptability of the Company's financial statements with US GAAP and SEC disclosure requirements and other matters as are required to be discussed under US GAAP. The Audit Committee met with the independent auditor, including in an executive session without management present, to discuss the results of their audit, quality of financial reporting, and audit experience with the Company.

         The Audit Committee discussed with the Moore Stephens Wurth Frazer and Torbet its independence from management and the Company. The Audit Committee received a letter and written disclosure, as required by Independence Standard Board Standard No. 1, from Moore Stephens Wurth Frazer and Torbet confirming its independence from Management and the Company.

         An engagement letter was submitted to and approved by the Audit Committee outlining the scope and plan of the annual audit.

         Relying on the reviews and discussions noted above, the Audit Committee recommended to the full Board that the financial statements be included in the Company's Annual Report on the Form 10-KSB for the year ended December 31, 2004 for filing with the US SEC. The Audit Committee also recommends Moore Stephens Wurth Frazer and Torbet as the Company's Independent Auditor for 2005.

The Audit Committee

Socorro Maria Quintero, Chairman
Howard R. Balloch
Gilbert D. Raker

March 2005

Process for Sending Communications to the Board

         The Company has not adopted a formal process for stockholder communication with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, the Board will give full consideration to the adoption of a formal process for stockholder communication with the Board, and if adopted, publish it promptly and post it to the Company's website. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors as follows:

         TIENS BIOTECH GROUP (USA), INC.
         No. 6, Yuanquan Road,
         Wuqing New-Tech Industrial Park,
         Tianjin, China 301700
         Attention: Cindy Lu, Secretary


                           SUMMARY COMPENSATION TABLE

         The following table sets forth the aggregate compensation awarded to, earned by or paid to the Company's Chief Executive Officer. No other person listed under "Directors, Executive Officers and Key Employees of the Company" had a total annual salary and bonus exceeding $100,000 for any of the fiscal years ended December 31, 2002, 2003 and 2004.

                        Annual Compensation                     Long Term Compensation

                                                                Awards                    Payouts

                                                   Other                     Securities
Name and                                           Annual       Restricted   Underlying                All Other
Principal                                          Compen-      Stock        Options/     LTIP         Compen-
Position       Year    Salary ($)      Bonus ($)   sation ($)   Awards ($)   SARs (#)     Payouts ($)  sation($)

Jinyuan Li

Chief
Executive      2004    $145,455         --           --           --           --            --           --
Officer and
President      2003    $46,326 (1)      --           --           --           --            --           --

(1) On September 9, 2003, Mr. Li was appointed as CEO. The salary disclosed here represents the compensation paid to Mr. Li from September 9, 2003 through December 31, 2003.

         The Company pays its non-employee Directors $30,000 per year in connection with their activities on behalf of the Company, plus travel expenses in connection with Board meetings.

Employment Agreements

         The Company's subsidiary, Tianjin Tianshi Biological Development Co., Ltd. ("Biological"), has entered into an employment agreement with each of the executive officers and employee directors of the Company. Mr. Jinyuan Li's contract is dated June 1, 2005 and has an indefinite period. Mr. Winjun Jiao's contract is dated June 1, 2005 and terminates on June 30, 2010. The employment contracts for Mr. Yupeng Yan and Ms. Ping Bai, are each dated April 1, 2004 and expire on March 31, 2009. The employment contracts provide for an annual salary of RMB 1,200,000 for Mr. Jinyuan Li and RMB 396,000 for each of Messrs. Winjun Jiao, and Yupeng Yan and Ms. Ping Bai. Under these employment contracts, the employee may rescind the contract with 30 days written notice to Biological.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The Company did not grant any stock options or stock appreciation rights ("SARs") to named executive officers in the year ended December 31, 2004.

    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

There were no exercises of stock options or SARs by named executive officers in the year ended December 31, 2004.

Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee are Messrs. Gilbert D. Raker, Wenjun Jiao and Yupeng Yan, and Ms. Ping Bai. Because the Compensation Committee was not formed until early 2004, it did not deliberate on executive compensation for fiscal 2004. Messrs Wenjun Jiao and Yupeng Yan and Ms. Ping Bai are each an employee and officer of the Company. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with Executive Officers or Directors of the Company or another entity.

                      STOCK PRICE PERFORMANCE PRESENTATION

         The following chart compares the cumulative stockholder return on the Company's common stock with the cumulative total stockholder return of (i) the AMEX Composite Index and (ii) the Nasdaq Biotechnology Index.

                             CUMULATIVE TOTAL RETURN
                     AMONG TIENS BIOTECH GROUP (USA), INC.,
          AMEX COMPOSITE MARKET INDEX AND NASDAQ BIOTECH INDEX (1) (2)

                                [GRAPHIC OMITTED]



                                        October 7,   December 31,   December 31,
                                          2003           2003           2004
                                      ------------   ------------   ------------

Tiens Biotech Group (USA), Inc.            $100.00        $301.25        $175.00

AMEX Composite Index                       $100.00        $115.51        $141.18

Nasdaq Biotechnology Index                 $100.00        $ 95.59        $101.44

(1) Assumes $100 invested on October 7, 2003 and assumes dividends reinvested. The Company has not paid any dividends on its common stock, and no dividends are included in the report of the Company's performancei(pound) Measurement points are at the last trading day of the fiscal years ended December 31, 2003 and 2004. The material in this chart is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

(2) The Company was listed on the American Stock Exchange as of April 25, 2005. The Company's common stock began quotation on the Over the Counter Bulletin Board on October 7, 2003. Prior to October 7, 2003, the Company's common stock was eligible for quotation on the Over the Counter Bulletin Board, but there was no trading activity.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company markets all of its products through various domestic and international business entities that are related to the Company's main operating subsidiary, Biological, which is based in Tianjin, People's Republic of China, through common ownership. Related party sales amounted to 100% of the Company's total consolidated sales. Internationally, Biological sells its product directly to its overseas affiliates. Due to the common ownership, there are no formal sales or administrative agreements among Biological and those overseas related parties. The business operations among these related entities are regulated through internal ordinances. For the domestic market, Biological sells all of its products to Tianjin Tianshi Biological Engineering Co., Ltd. ("Engineering"), which sells them through its 23 representative offices, and 9 other affiliated companies in China. Biological has a sales contract with Engineering. According to this contract, Engineering agreed to purchase all of Biological's products to be sold in China. Biological entered the Wellness Products Agreement described hereto to enable Engineering to resell Biological's products in China. All of Engineering's domestic affiliated companies are owned in whole or in part by Mr. Jinyuan Li's immediate family members.

         The following table is provided to facilitate your understanding of the relationships between related parties and the Company and their transactions with the Company during the fiscal year of 2004 and 2003.

                                                       Fiscal 2004   Fiscal 2003

Revenue - related party                                $58,910,532   $38,392,208

Accounts receivable, trade - related party, net of
allowance for doubtful accounts of $30,442 at December
31, 2004 and $0 at December 31, 2003, respectively      $6,058,021        $8,533

Other receivables - related party                       $8,144,740   $26,831,339

Accounts payable - related party                          $209,199      $758,570

Other payable - related party                             $945,274    $1,312,288

Related party sales amounted to $58,910,532 and $38,392,208 for the year ending December 31, 2004 and 2003, which represent 100% of total Company sales for the periods then ended. Related party accounts receivable amounted to $6,058,021 and $8,533 as of December 31, 2004 and 2003, respectively, net of an allowance for doubtful accounts of $30,442 and $0, respectively.

Wellness Products Agreements

         In October 2005, Biological entered three agreements with Engineering to enable Engineering to distribute Biological's products in China.

         The Nutrition Supplements Market Committee of the China Health Care Association ("CHCA") assessed the value of the certificates subject to the agreements. The CHCA is an independent, non-profit organization composed of manufacturing enterprises, research and development institutions in the medical and health industry and entrepreneurs and professionals from related fields. The Nutrition Supplements Market Committee of the CHCA initiates the construction of industry benchmark and industry criterion, promotes the smooth development in research and development, manufacture and sales for wellness products, and makes contributions in setting up social credibility for enterprises and products.

         On October 26, 2005, Biological entered an agreement with Engineering (the "Wellness Products Agreement I") relating to the joint ownership of the Certificates of Domestic Wellness Product issued by the State Food and Drug Administration of the PRC (the "SFDA") covering eighteen of Biological's wellness products (the "Wellness Certificates I") and the relevant production technology. Pursuant to the Wellness Products Agreement I, Biological will jointly share the ownership of the Wellness Certificates I and relevant production technology with Engineering. Under the agreement, Biological and Engineering both have the right to use the Wellness Certificates I and all technology to produce, manufacture and sell wellness products pursuant to local law.

         The Nutrition Supplements Market Committee of the CHCA assessed the value of the Wellness Certificates I and the relevant production technology at USD$1.22 million (USD$1.00 = 8.08 RMB) based upon the CITCA's Market Evaluation Report. Engineering paid Biological 20% of this purchase price upon signing the Wellness Products Agreement I and will pay the remaining 80% of the purchase price within seven business days of the date the SFDA transfers joint ownership interest in the Wellness Certificates I and relevant production technology to Engineering.

         On October 26, 2005, Biological entered an agreement with Engineering (the "Wellness Products Agreement II") relating to the transfer of ownership of the Certificates of Domestic Wellness Product covering six of Biological's wellness products (the "Wellness Certificates II") and the relevant production technology to Engineering. Engineering has the sole right to use the Wellness Certificates II and all technology to produce, manufacture and sell the wellness products pursuant to local law.

         The Nutrition Supplements Market Committee of the CHCA assessed the value of the Wellness Certificates II and the relevant production technology at USD$292,503 based upon its Market Evaluation Report. Engineering paid Biological 20% of this purchase price upon signing the Wellness Products Agreement II and will pay the remaining 80% of the purchase price within seven business days of the date the SFDA transfers ownership of the Wellness Certificates II to Engineering.

         On October 26, 2005, Biological entered an agreement with Engineering (the "Dietary Supplement Products Agreement") relating to the joint ownership of the Certificates of Domestic Dietary Supplement Product covering ten of Biological's dietary supplement products (the "Dietary Supplement Certificates") and the relevant production technology. Pursuant to the Dietary Supplement Products Agreement, Biological will jointly share the ownership of the Dietary Supplement Certificates and relevant production technology with Engineering. Engineering is agreeing to share ownership of the Dietary Supplement
Certificates and relevant production technology with Biological. Under the agreement, Biological and Engineering both have the right to use the Dietary Supplement Certificates and all technology to produce, manufacture and sell the dietary supplement products pursuant to local law.

         The Nutrition Supplements Market Committee of the CHCA assessed the value of the Dietary Supplement Certificates and the relevant production technology at USD$173,126 based upon its Market Evaluation Report. Engineering paid Biological 20% of this purchase price upon signing the Dietary Supplement Products Agreement and will pay the remaining 80% of the purchase price within seven business days of the date that Biological delivers to Engineering all of the documents related to the technology for the dietary supplements and the Dietary Supplement Certificates.

Other Receivables

         The Company is owed additional amounts classified as other receivables from related parties totaling $8,144,740 and $26,831,339 as of December 31, 2004 and 2003, respectively. These receivables are generated from the Company's making various cash advances and short-term loans and the allocation of administrative and operating costs and various non-operational transactions incurred with related parties.

         On March 26, 2004, Biological entered an agreement with Tianjin Juchao Commercial and Trading Co., Ltd. ("Juchao"), which is 40% owned by Mr. Jinyuan Li, to convert various receivable amounts into a note receivable in the amount of RMB200, 000,000 or approximately USD $24,200,000. The note was to be paid off in four quarterly installments of RMB50, 000,000 beginning March 31, 2004 and ending December 31, 2004. Interest was charged beginning January 1, 2004 at an annual interest rate of 6.048%. The receivable is secured by a personal guarantee of Jinyuan Li and the pledge of 20% of his stock ownership in the Company, or 13,167,000 shares. The note was repaid during 2004, together with $914,760 in interest.

Accounts Payable

         Accounts payable due to related parties amounted to $209,199 and $758,570 at December 31, 2004 and 2003, respectively. These amounts were generated from the related parties' paying expenses on behalf of the Company.

Other Payables

         The Company has amounts classified as other payables due to related parties which amounted to $945,274 and $1,312,288 as of December 31, 2004 and 2003, respectively. These amounts arose from cash advances from related parties, management fees due to related parties and various non-operational transactions.

Loans

         Biological entered a Term Loan Agreement, dated September 7, 2005, with Tianjin Tianshi Group Co., Ltd. ("Tianshi Group"), which is a related party through common ownership. Under the agreement, Biological agreed to lend RMB 8.0 million, or approximately $988,000, to Tianshi Group. The loan is payable on December 31, 2005. Tianshi Group will pay interest on the loan at the rate of 5.22% per annum. Tianshi Group may repay the loan before December 31, 2005, with approval from Biological.

         Biological entered a Term Loan Agreement, dated September 1, 2005, with Engineering. Under the agreement, Biological agreed to lend RMB 15.0 million, or approximately $1,852,500, to Engineering. The loan is payable on December 31, 2005. The loan does not bear any interest. Engineering may repay the loan prior to December 31, 2005, with approval from Biological.

         On March 25, 2005 Tianshi International Holdings Group, Ltd. ("Tianshi International") entered a loan agreement with a company owned by Mr. Jinyuan Li, pursuant to which Tianshi International borrowed $300,000. The loan was non-interest bearing and was initially due on June 25, 2005. The parties extended the due date, and the loan was paid in full on September 26, 2005.

         In 2004, Tianshi International entered a term loan agreement with Tianyuan Capital Development Corp. Ltd. ("Tianyuan"), pursuant to which Tianyuan agreed to lend $10.65 million in the aggregate to Tianshi International, at an interest rate of 5% per year. Tianshi International must repay the loan in ten consecutive semiannual installments of $1,065,000 commencing December 31, 2006. Tianshi International used the loan proceeds in Tiens Yihai. Mr. Jinyuan Li owns 100% of Tianyuan.

Joint Venture

         In 2004, Tianshi International, agreed with Tianjin Tianshi Pharmaceuticals Co., Ltd. ("Tianshi Pharmaceutical") to establish Tiens Yihai Co., Ltd., a Chinese-Foreign Equity Joint Venture. Tiens Yihai, located in Shanghai, PRC, is in the business of research and development, production and marketing of nutrition supplement products, home care and personal care products. Mr. Jinyuan Li is the majority shareholder of Tianshi Pharmaceutical.

Rent expense

         Since 2003, the Company has leased office space and manufacturing facilities from Tianshi Group. The lease expires at the end of 2007 and requires annual rent at 1% of the Company's total gross revenues. In addition, the Company is obligated to pay insurance, maintenance and other expenses related to the premises. Rent expense amounted to $595,494 in 2004.

             Section 16(a) Beneficial Ownership Reporting Compliance

         Based solely upon a review of Forms 3 and 4 and amendments to these forms furnished to the Company, all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed all such required reports during and with respect to 2004, except that, Messrs. Wenjun Jiao, Yupeng Yan, Howard R. Balloch and Gilbert D. Raker, Dr. Socorro M. Quintero and Ms. Ping Bai, did not file their Forms 3s timely.

                       Code of Business Conduct and Ethics

         The Board has adopted a Code of Business Conduct and Ethics to promote its commitment to the legal and ethical conduct of the Company's business. The Chief Executive Officer, Chief Financial Officer, and other senior officers are required to abide by the Code of Business Conduct and Ethics, which provides the foundation for compliance with all corporate policies and procedures, and best business practices. The policies and procedures address a wide array of professional conduct, including the establishment of sound employment policies, methods for avoiding and resolving conflicts of interest, safeguarding intellectual property, protecting confidential information, and a strict adherence to all laws and regulations applicable to the conduct of the Company's business. The Company intends to satisfy its obligations, imposed under the Sarbanes-Oxley Act, to disclose promptly on the Company's website amendments to, or waivers from, the Code of Business Conduct and Ethics, if any.

         The Code of Business Conduct and Ethics was filed as an exhibit to the Company's annual report on Form 10-KSB for the year ended December 31, 2004. A written copy of the Code of Business Conduct and Ethics will be provided upon request at no charge by writing to the Company's corporate secretary, Cindy Lu, at Tines Biotech Group (USA), Inc., No. 6, Yuanquan Road, Wuqing New-Tech Industrial Park, Tianjin, China 301700.

                                 Proposal No. 2.

               Ratification of Appointment of Independent Auditors

         The Board has reappointed Moore Stephens Frazer and Torbet, LLP as independent auditors to audit the financial statements of the Company for the current fiscal year, subject to the ratification of such appointment by the Company's stockholders. Moore Stephens Frazer and Torbet, LLP has served as the Company's independent auditors since 2002.

         Representatives of the firm of Moore Stephens Frazer and Torbet, LLP may be present at the Annual Meeting by telephone conference call to respond to appropriate questions and will have an opportunity to make a statement, if they so desire.

Audit Fees
----------

         The aggregate fees billed by Moore Stephens Frazer and Torbet, LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2004 and 2003, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q or Form 10-QSB, as applicable, 2004 and 2003 were $215,000 and $140,000, respectively.

Audit Related Fees
------------------

         Other than the fees described under the caption "Audit Fees" above, Moore Stephens Frazer and Torbet, LLP did not bill any fees for services rendered to us during 2004 and 2003 for assurance and related services in connection with the audit or review of the Company's consolidated financial statements.

Tax Services Fees
-----------------

         The aggregate fees billed by Moore Stephens Frazer and Torbet, LLP for tax compliance services for 2004 and 2003 were $10,000 and $10,000. Specifically, these services involved the preparation of the Company's United States Corporate Consolidated Tax Return for 2004 and 2003.

All Other Fees
--------------

         The aggregate fees billed by Moore Stephens Frazer and Torbet, LLP for other professional services rendered during fiscal year 2004 was $27,000. These fees related to advice on the Company's listing on AMEX and a loan entered into by the Company. There were no fees billed by Moore Stephens Frazer and Torbet, LLP for other professional services rendered during 2003.

Pre-Approval of Services
------------------------

         The Audit Committee has adopted pre-approval policies for all services, including both audit and non-audit services, provided by the Company's independent auditors. For audit services, each year the independent auditor provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Audit Committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences. The audit, tax, and all other fees and services described above were pre-approved for 2004. The Audit Committee was established in February 2004, and therefore the Audit Committee did not pre-approve such fees and services for 2003.

         The Board of Directors of the Company recommends that the stockholders vote FOR approval of this proposal. The affirmative vote of the majority of the votes cast at the Annual Meeting is required for the ratification of the appointment of the independent auditors.

MISCELLANEOUS

Annual Report

         The Company's 2004 annual report to stockholders, which includes audited financial statements, has been distributed to all record holders as of the Record Date. The annual report is not incorporated in the proxy statement and is not to be considered a part of the soliciting material.

         UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2004, TO EACH STOCKHOLDER OF RECORD OR TO EACH STOCKHOLDER WHO OWNED THE COMPANY'S COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON NOVEMBER 1, 2005. ANY REQUEST BY A STOCKHOLDER FOR THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB SHOULD BE SENT TO:

         TIENS BIOTECH GROUP (USA), INC.
         No. 6, Yuanquan Road,
         Wuqing New-Tech Industrial Park,
         Tianjin, China 301700
         Attention: Cindy Lu, Secretary

Other Business

         The Company's management is not aware of any other matters, which are to be presented at the meeting, nor the Company been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Stockholders' proposals intended to be presented at the 2006 Annual Meeting of Stockholders must be submitted in writing to the Secretary of the Company at No. 6 Yuanquan Road, Wuqing New-Tech Industrial Park, Tianjin, China 301700, no later than June 21, 2006 for inclusion in the Company's proxy statement and form of proxy for that meeting. Pursuant to the Company's by-laws the stockholder must (i) timely deliver the proposal to the Secretary, (ii) provide evidence reasonably satisfactory to the Secretary of such stockholder's status as a stockholder and the number of shares of each class of the Company that the stockholder owns, (iii) provide a list of the names and address of other stockholders, if any, within whom such stockholder is acting in concert, and the number of shares beneficially owned by each such stockholder, and (iv) if the proposal relates to a proposed change in the Company's Certificate of Incorporation or By-laws, an opinion of counsel to the effect that such change would not be in conflict with the laws of the State of Delaware. Although proposals that are not timely submitted will not be included in the proxy statement for the 2006 Annual Meeting of Stockholders, the SEC rules allow proxies to grant discretionary authority to vote on matters that were not timely submitted to the Company, provided that the Company had notice of such matters no later than September 5, 2006.

         The above notice and proxy statement are sent by order of the Board.


                    /s/ Jinyuan Li

                    Chairman of the Board, Chief Executive Officer and President

November 16, 2005

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                         TIENS BIOTECH GROUP (USA), INC.
                         TO BE HELD ON DECEMBER 16, 2005

         The undersigned hereby appoints Jinyuan Li as the lawful agent and Proxy of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Tiens Biotech Group (USA), Inc. held of record by the undersigned as of the close of business on November 1, 2005, at the Annual Meeting of Stockholders to be held on December 16, 2005, or any adjournment or postponement.

The Board of Directors recommends a vote for Proposals 1 and 2.

1.   ELECTION OF DIRECTORS

     |_| FOR all nominees listed below         |_|  WITHHOLD AUTHORITY to vote
     (except as marked to the contrary below)  for all nominees listed below

     Mr. Jinyuan Li, Mr. Wenjun Jiao, Mr. Yupeng Yan, Ms. Ping Bai, Ms. Socorro Maria Quintero, Mr. Howard R. Balloch, Mr. Gilbert D. Raker

INSTRUCTION: To withhold authority to vote for any nominees, write the nominees' names on the space provided below.)

2.   RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS.

        |_|      FOR              |_|      AGAINST            |_|      ABSTAIN

3. In his discretion, the Proxy is authorized to vote upon any matters, which may properly come before the Meeting, or any adjournment or postponement thereof

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. WHERE NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND FOR THE RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS IN PROPOSAL 2.

     Please sign  exactly as your name  appears  below.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Date:  __________, 2005                     ____________________________________
                                            Signature

                                            ____________________________________
                                            Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.